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Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") made this 13th day of December, 2000, by and between CAPITAL BANK AND TRUST COMPANY, a Tennessee state-chartered bank, with principal offices located in Nashville, Tennessee (the "Bank") and R. RICK HART of Nashville, Tennessee (the "Executive"). As used herein, "Effective Date" means January 1, 2001.

                                   WITNESSETH:

         WHEREAS, the Executive is an effective and highly-valued member of the senior management of the Bank currently serving as Chairman, President and Chief Executive Officer; and

         WHEREAS, the Bank recognizes the value of the Executive's services and desires to insure the Executive's continued employment with the Bank; and

         WHEREAS, the Executive wishes to continue in the employment of the Bank; and

         WHEREAS, the Bank and the Executive mutually desire that their employment relationship be set forth under the terms of a written employment agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. EMPLOYMENT. The Bank agrees to continue to employ the Executive, and the Executive agrees to continue to serve the Bank, on the terms and conditions, set forth herein. The Executive shall have the right to resign at any time and the Bank shall have the right to terminate the Executive's employment and remove the Executive at any time, but such removal shall not affect the Executive's right to recover unpaid salary for the remainder of the term of this Agreement, to recover all other unpaid amounts to and through the end of the calendar month of termination, and so forth, nor shall any early resignation affect the Bank's right to enforce the noncompetition, nonsolicitation, and nondisclosure provisions of this Agreement, and so forth.

         2. TERM OF EMPLOYMENT. The term of this Agreement ("Term") shall commence on the Effective Date and continue for three (3) consecutive years after the Effective Date. However, the Term of this Agreement shall automatically be extended for an additional year effective on each anniversary of the Effective Date (the "Extended Term") unless, not less than October 1st of any year during the Term or Extended Term hereof, the Bank shall have delivered to the Executive or the Executive shall have delivered to the Bank written notice that the Term or Extended Term of the Executive's employment hereunder shall not be extended.

         3. POSITION AND DUTIES. The Executive shall serve as Chairman, President and Chief Executive Officer with responsibilities and authority as may from time to time be assigned to him by the Board of Directors of the Bank. The Executive's duties and authority shall be consistent with those of Board chairman and chief executive officer. The Executive shall devote substantially all of his working time and efforts to the business affairs of the Bank. The Bank may choose to move the office of president to another individual in the exercise of its Board's discretion without violating this Agreement.


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         4. PLACE OF PERFORMANCE. In connection with the Executive's employment hereunder, the Executive shall be based at the Bank's principal offices located in Nashville, Tennessee, subject to reasonable business travel, as mutually agreed to by the Executive and the Bank.

         5. COMPENSATION AND BENEFITS. In consideration of the Executive's performance of his duties hereunder, the Bank shall provide the Executive with the following compensation and benefits during the Term and any Extended Term of his employment hereunder. As used in this Section 5, reference to "Bank" in subsections (c) through (f) of this Section 5 means also any parent bank holding company and any affiliates of such parent bank holding company (collectively, the "Company").

         (a) BASE SALARY. The Bank shall pay to the Executive an initial base salary of not less than One Hundred Seventy Five Thousand Dollars ($175,000.00) per annum (the "Base Salary"). The said base salary shall be paid in arrears in equal installments as nearly as practicable upon the last day of each calendar month. Such base salary may be increased from time to time in accordance with the normal business practices of the Bank. Further, the Executive's base salary shall be increased each additional year of the Executive's employment effective January 1, 2001, and January 1 of each additional year by an amount not less than five percent (5%) of the Executive's Base Salary as of January 1 of the preceding year. Any and all increases to the base salary shall constitute a new "base salary." Such base salary (as increased from time to time) shall not be decreased during the Term or any Extended Term and shall be referred to in this Agreement as the "Base Salary."

         (b) BONUS AND INCENTIVE COMPENSATION. The Bank shall pay to the Executive with respect to each fiscal year during the term of the Executive's employment hereunder, such cash bonus as the Board of Directors of the Bank (exclusive of the Executive) shall determine in its sole discretion; provided, however, in no event shall this subsection (b) be deemed to require that any such bonus be paid at any time. In addition, the Executive shall have the right to participate in any incentive compensation plan in effect at the Bank during the Term or any Extended Term without diminution of any other compensation or benefit provided for in this Agreement. No bonus shall be considered a part of the Base Salary unless the Board, by resolution or otherwise, so determines from time to time.

         (c) EXPENSES. The Bank shall promptly reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in his performance of services hereunder, including all reasonable expenses of travel and living expense while away from home on business of the Bank, provided that such expenses are incurred and accounted for in accordance with the generally applicable, regular policies and procedures established by the Bank from time to time.

         (d) EMPLOYEE BENEFITS. To the extent that, from time to time, the Bank maintains in effect one or more bonus or benefit plans or arrangements applicable to senior officers and/or to employees generally, the Executive shall be entitled to participate in all of the same. As used herein, the term "senior officers" means officers of the Bank holding titles of vice president or above, and the term "plans or arrangements" means and includes, but is not limited to, any employee pension benefit plan, stock option plan, life insurance and health-and-accident plan, medical insurance plan, disability income plan, vacation plan, and any comparable plan or arrangement. The Bank shall not make any changes in such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder unless such change occurs pursuant to a program applicable to all senior officers of the Bank and does not result in a proportionally greater reduction in the rights or benefits of the Executive as compared with any other senior officer of the Bank. However, the Bank shall be free to make good faith, non-discriminatory changes in (including terminations of) its employee benefit plans and arrangements from time to time in the ordinary course of its business. The Executive shall be entitled to participate in or receive benefits under any current


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or future employee benefit plan or arrangement made available by the Bank to its employees or senior officers (whether or not inclusive of Bank employees generally), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Neither coverage nor benefits paid under any such plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Executive under subsection (a) of this Section 5. Any payment or other benefits provided the Executive under any such plan or arrangement with respect to any plan year during which the Executive is employed hereunder for less than the full plan year shall be prorated in accordance with the number of days of such plan year during which he is so employed, unless otherwise provided in the pertinent plan or arrangement. The Executive's entitlement hereunder shall include the method of cost-sharing, if any, in effect under the pertinent plan or arrangement at the relevant time.

         (e) VACATIONS. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Bank's vacation plan that is in effect on the Effective Date and applicable to the Executive, as well as to all paid holidays provided by the Bank to its senior officers. A copy of the Bank's Personnel Policy in effect on the Effective Date with respect to vacation days and holidays is attached hereto as Exhibit A and incorporated herein by reference.

         (f) SERVICES. The Bank shall furnish the Executive with office space, secretarial and administrative assistance, and such other facilities and services as shall be suitable to his position as chief executive officer and adequate for the performance of his duties hereunder.

         (g) AUTOMOBILE. The Bank shall furnish the Executive with an automobile, the fair market value of which shall be not less than the amount that results in a monthly lease payment of $550 for a thirty-six (36) month lease. The Executive shall be entitled to a new automobile every three (3) years. Said automobile shall be purchased or leased upon approval of the Executive and shall contain such options as shall be reasonably requested by the Executive. The Bank shall pay for fuel, shall provide for the ongoing customary and needed maintenance and repair of the automobile, and shall provide for adequate automobile insurance, including collision and uninsured motorist coverage as well as any other insurance coverage required under the laws of Tennessee.

         (h) COUNTRY CLUB. The Bank shall pay all customary dues for maintaining the Executive's membership in the Belle Meade Country Club. In addition, the Bank shall pay all federal and state income taxes incurred by the Executive as a result of the payment of said dues on behalf of the Executive. The Executive agrees to use this membership in significant part to advance the interests of the Company. The Executive shall not charge the Bank for the use of his membership.

         (i) CONVENTIONS AND CONTINUING EDUCATION. The Bank agrees to assist and support the Executive in maintaining and enhancing his professional education and associations. In this regard, the Bank shall reimburse the Executive for all reasonable travel, accommodations and out-of-pocket expenses incurred in attending a reasonable number of banking conventions, meetings and educational programs as selected by the Executive during each year of the Term or any Extended Term.


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         6. DIRECTORSHIP. The Bank agrees to cause the Executive to be nominated for election to its Board of Directors of the Bank and any Parent Company of the Bank during the Term and any Extended Term. However, the Executive may, without violating this Agreement, decline to serve or resign from the Board of either or both of the Bank and the Parent Company at any time. In such event, if the Executive declines to serve or resigns as a director of the Bank and/or the Parent Company, the Bank and/or the Parent Company (as applicable) shall have no further obligation to nominate him for election as a director of either the Bank or Parent Company at any future meeting of shareholders at which the election of directors is considered.

         7. COMPENSATION AND BENEFITS IN THE EVENT OF TERMINATION. In the event of the termination of the Executive's employment by the Bank during the Term or any Extended Term of this Agreement, or in the event the Executive's Term or any Extended Term of Employment is not extended as provided in Section 2, compensation and benefits shall be paid as set forth below.

         (a) TERMINATION BY BANK FOR CAUSE. The Bank may terminate the Executive's employment under this Agreement for cause pursuant to notice in writing to Executive, specifying such cause with reasonable particularity. Executive shall have ten (10) days from receipt thereof in which to cure the act or omission complained of, unless the act or omission of its very nature cannot be cured within such period, in which event if the Executive shall have begun diligently working to cure such act or omission during such period, then the Executive shall have a reasonable period of time to effect such cure so long as the Executive continues to work diligently and in good faith to accomplish such cure. If no cure has been or can be effected within the time allowed, the Executive's rights, and the Bank's obligations, under this Agreement shall thereupon terminate.

         For purposes hereof, "cause" shall be limited to:

         (i) Deliberate falsification by Executive of any records or reports, or any material act of self-dealing between Bank and Executive which is not disclosed in full to, and approved by, the Bank;

         (ii) Fraud on the part of Executive against the Bank or any subsidiary or affiliate; and/or theft, embezzlement or misappropriation by Executive of any funds of Bank, or conviction of any felony;

         (iii) Deliberate breach of a Bank policy the result of which is to materially damage or threaten the Bank and/or the Board, including the execution of any document transferring, or creating any material liens or encumbrance on, any material property of the Bank, not in the ordinary course of business, without authorization of the Bank's Executive Committee or the Board of Directors of the Bank; and/or

         (iv)     Disability (as herein defined).

No breach of policy shall alone be the grounds for termination so long as it does not, alone, constitute "cause" other than as a breach of policy or does not subject either the Bank (or its Parent Company, if any) or the Board of Directors (or one or more members thereof) to unreasonable risk or damage.

         As used herein, "Disability" means the substantial mental or physical disability of the Executive for a period of more than six full, consecutive calendar months or more than seven full calendar months in any twelve consecutive month period.


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         In the event of Executive's termination for cause, all compensation and benefits due under this Agreement shall terminate thirty (30) days from the effective date of termination.

         It is agreed, however, that except for an occasion in which the Bank, in the exercise of its reasonable discretion, believes that Executive's removal upon the aforesaid ten (10) days' notice is necessary for the protection of the Bank, the Bank shall give Executive written notice of the violation or reason that it desires to terminate him and at least sixty (60) calendar days (exclusive of Federal and State holidays) to reasonably cure any violation or to address any other ground stated by the Bank in its written notice. The Bank's written notice shall describe the facts and circumstances of the alleged breach or violation in reasonable detail. The Bank's determination in this regard, as to whether the Executive needs to be removed immediately, shall be given great deference if it is reasonable under circumstances perceived by the Bank at that time. However, the Bank's determination of whether or not there has been a breach by the Executive shall not be subject to such deference.

         Any notice from the Bank to Executive concerning a "cause" for removal shall be deemed a demand for cure of the asserted breach or violation. The Bank may terminate the Executive for the reasons specified in subsections (a)(i) and
(a)(ii) of this Section 7 immediately upon sending the Executive written notice describing the facts and circumstances of the breach or violation in reasonable detail, but without giving Executive the opportunity to cure such violation(s) or breach(es). If the Executive is acquitted, not convicted, or otherwise prevails in respect of the charges described in such subsections, he shall be entitled to either (x) back pay and reinstatement or (y) back pay plus the Termination Payment (as herein defined in subsection (d)) of this Section 7, at his election, and the noncompetition provisions of Section 9 shall not apply unless the Executive chooses reinstatement under (x) above, together with (z) a public apology by the Bank and any other applicable component of the Company.

         The Executive shall be entitled to the Termination Payment, together with interest thereon at the maximum judgment rate of interest, if the Bank terminates Executive's employment for any reason other than those set forth in this subsection (a) of this Section 7. Except as otherwise expressly provided in this Agreement, if the Bank properly terminates Executive pursuant to this Section for the reasons specified in subsection (a) of this Section 7, the noncompetition provisions of Section 9 shall apply; otherwise, those noncompetition provisions shall not apply.

         (b) TERMINATION BY THE EXECUTIVE FOR CAUSE. The Executive shall be authorized to terminate his employment under this Agreement "for cause" for the following reasons:

         (i) The Bank or the Parent Company commits a material breach or violation of this Agreement, including any attempt to reassign the Executive to a different office or geographic area, which is not cured before the expiration of thirty (30) calendar days after written notice from Executive describing the facts and circumstances of the breach or violation in reasonable detail. Such notice shall be deemed a demand for cure of the breach or violation; and/or

         (ii) The Bank or any other part of the Company persists, for a period of thirty (30) calendar days after written notice from Executive describing in reasonable detail the matter as to which he is complaining, in any attempt to require Executive to perform (or omit to perform) any act or engage (or omit to engage) in any conduct that would constitute illegal conduct or omission. Such notice shall be deemed a demand for the Bank to cease any such attempt; and/or


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         (iii)    There occurs a Change in Control (as herein defined) of the
                  Bank or its Parent Company (if any). As used herein, a "Change in Control" of the Bank and/or any Parent Company of the Bank shall be deemed to have occurred if and when, with or without the approval of the Board of the Bank (or of such Parent Company) incumbent prior to the occurrence: (1) more than 35% of the outstanding securities entitled to vote in an election of Directors of the Bank (or such Parent Company) shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); or (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election or any combination of such transactions, the persons who were Directors of the Bank (or its Parent Company) immediately before the transaction shall cease to constitute a majority of the Board.

                  The interpretation of this Change in Control definition shall be in accordance with the change in bank control regulations and other applicable rules, regulations and interpretations of the Federal Deposit Insurance Corporation as in effect from time to time during the Term or any Extended Term of this Agreement. In addition, a Change in Control shall be deemed to have occurred upon any merger, consolidation or reorganization to which the Bank (or an entity controlled thereby) is a party, but is not a surviving entity; or upon the sale of all or substantially all of the assets of the Bank or any Parent Company. The Executive's right to resign for cause as a result of a Change in Control shall be operative when there has been, in fact, a change in control from that in effect on the Effective Date of this Agreement.

                  If the Bank forms a one bank holding company to restructure its then current ownership into a holding company structure, that alone shall not constitute a Change in Control for the purposes of this Agreement. If the Bank becomes a subsidiary of a bank holding company, the interpretation of this Change in Control definition shall thereafter be in accordance with Regulation Y of the Board of Governors of the Federal Reserve System ("FRB") and other applicable FRB rules, regulations and interpretations as in effect from time to time during the Term or any Extended Term of this Agreement.

                  The intent of this Change in Control provision is to provide protection for Executive against changes in control and ownership, Executive having contracted herein to be employed by the Bank (or a Parent Company created by the then-incumbent Bank Board at least of majority of whom are members of the Bank's Board on the Effective Date) and having stated his desire to be protected against changes in control.

                  Once a Change in Control has been finally consummated, then the Executive shall have six months from the date of such final consummation to terminate his employment under this Agreement and, which resignation shall be deemed to be for cause. By such resignation for cause, the Executive is entitled to demand the Termination Payment and other benefits and bargains due to him. If the Executive does not resign within such six months, then the particular Change in Control shall be deemed to have been waived by the Executive. The Executive shall have a reasonable degree of latitude and discretion in determining the effective date of the consummation of a change in control. Unless it reasonably appears that the resignation or retirement of directors of the Bank or any Parent Company is related to a Change in Control transaction (such as, but not limited to a merger, tender offer, reverse stock split or disposition of assets), then the resignation or retirement of directors of the Bank or any Parent Company shall not alone be deemed to be a Change in Control for purposes of this part of this Agreement.


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         Any written notice from the Executive to the Bank or to any Parent
Company concerning a "cause" for resignation by the Executive shall be deemed a demand for cure of the asserted breach or violation. The notice shall describe the asserted breach or violation by the Bank or any Parent Company in reasonable detail. The Executive shall afford the Bank and/or Parent Company a reasonable time, not to be less than thirty days, to cure any violation. If no cure has been or can be effected within the time allowed, (a) the Bank's and the Parent Company's rights, and the Executive's obligations, under this Agreement shall thereupon terminate and (b) the Executive shall be entitled to the Termination Payment describe in subsection (d) of this Section 7. Further, if Executive terminates his employment pursuant to this subsection (b), the noncompetition provisions of Section 9 shall terminate and shall not bind the Executive.

         (c) TERMINATION BY EITHER PARTY FOR NON-CAUSE OR OTHER REASONS. Either party may terminate this Agreement upon ninety (90) days written notice to the other party for any reason. Termination pursuant to this section shall be referred to as a "Non-Cause Termination." Specifically, a "Non-Cause Termination" shall be any termination of the Executive's employment other than by the Bank for cause, as defined in subsection (a), or by the Employee for cause, as defined in subsection (b), of this Section 7.

         (i) Non-Cause Termination by Executive. In the event of termination pursuant to this subsection (c) by the Executive, all compensation and benefits due under this Agreement shall terminate on the effective date of termination. If the Executive terminates his employment pursuant to this subsection (c), the noncompetition provisions of Section 9 shall apply.

         (ii) Non-Cause Termination by Bank. In the event of termination of the Executive's employment by the Bank pursuant to this subsection (c), the Bank shall pay the Executive liquidated damages equal to the "Termination Payment" and all other benefits specified in subsection (d) of this Section 7; and the noncompetition provisions of Section 9 shall not apply.

         (d) TERMINATION PAYMENT, ETC. In the event of a Non-Cause Termination by the Bank pursuant, or in the event of a for cause termination by the Executive (including a termination based on a Change in Control of the Bank or any Parent Company of the Bank), the Bank shall pay to the Executive in a lump sum, in cash, without discount, on or before the thirtieth (30th) day following the date of termination, an amount equal to 2.99 times the aggregate annual Base Salary then being paid or that is then payable to the Executive by the Bank (inclusive of all amounts due to the Executive under this subsection (d), the "Termination Payment").

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         In addition to the lump sum cash payment, the term "Termination
Payment" includes, and the Executive shall be entitled to receive an additional sum of money (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) including those imposed upon the Gross-Up Payment, the Executive shall have an amount equal to the full lump sum payment. All determinations required to be made under this subsection (d), including the amount of the Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Bank's independent certified public accounting firm or such other certified public accounting firm reasonably acceptable to the Bank as may be designated by the Executive (the "Accounting Firm") which shall provide supporting calculations in reasonable detail, both to the Bank and the Executive within thirty (30) business days of receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Bank. Any Gross-Up Payment, as determined pursuant to this Section, shall be paid by the Bank to the Executive within five
(5) days of (i) the later of the due date for the payment of any Excise Tax, and
(ii) the receipt of the Accounting Firm's determination. Any good faith determination by the Accounting Firm shall be binding upon the Bank and the Executive;

         However, if the lump sum payment under this section either alone or together with other payments which the Executive has the right to receive from the Bank (including the Gross Up Payment), would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1954, as amended (the "Code"), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 7 being subject to the excise tax imposed by Section 4999 of the Code. The Accounting Firm shall provide supporting calculations in reasonable detail, both to the Bank and the Executive within thirty (30) business days of receipt of a written request from either the Bank or the Executive. The determination of any reduction in the lump sum severance payment under this section, pursuant to the foregoing provision shall be made by the Accounting Firm in good faith, and such good faith determination shall be conclusive and binding on the Executive and the Bank;

         The Bank, at its sole expense, shall maintain in full force and effect for the continued benefit of the Executive and his eligible dependents, for a period of twelve (12) months (or longer, if required by applicable law) following the date of termination, each Employee Welfare Benefit Plan in which the Executive was entitled to participate immediately prior to the Notice of Termination, at the benefit levels then in effect; provided, however, in the event the Executive's continued participation in any such plan is not permitted thereunder, then the Bank, at its sole expense, shall provide the Executive and his eligible dependents a benefit substantially similar to and no less favorable than the benefit provided under such plan immediately prior to such termination of any period of coverage; provided further, however, at the termination of any period of coverage provided above, the Executive shall have the option to have assigned to him, at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Bank and relating specifically to the Executive;

         The Bank shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of such termination of employment, including but not limited to all such fees and expenses, if any, incurred in contesting or disputing any such termination, or in seeking to obtain or enforce any right or benefit provided by this Agreement;


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         The Executive shall not be required to mitigate the amount of any payment or other benefit provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or other benefit provided under this Agreement be reduced by any compensation earned from or other benefit provided by any other employer of the Executive following the date of termination, or otherwise; and

         All fees and expenses of the Accounting Firm for services specified in this subsection (d) shall be borne solely by the Bank

         All options granted to the Executive shall become fully vested and subject to immediate exercise by the Executive, notwithstanding any vesting schedule or other provision of any option agreement, and the Executive shall have 90 days after the date of termination to exercise all options.

         (e) NONEXTENSION UNDER SECTION 2. In the event that a party determines not to extend this Agreement and gives the notice described in that section, then within a reasonable time (not to exceed 60 days) thereafter, the Bank may notify the Executive that it intends to extend the noncompetition provisions of
Section 9 for six months after the expiration date and, in such event, the Bank will be required to pay Executive the Base Salary and all benefits during such period just as if the Executive were still employed under this Agreement; provided that, in such event, the Executive shall during said six month period be bound by the noncompetition provisions of Section 9.

         (f) COMPENSATION DURING INCAPACITY. In the event of the Executive's failure to satisfactorily perform his duties hereunder on a full-time basis by reason of his incapacity due to physical or mental illness (as determined by the Executive's regular attending physician) for any period not otherwise constituting Disability as defined under subsection (a) of this Section 7, the Executive's employment hereunder shall not be deemed terminated and he shall continue to receive the compensation and benefits provided under Section 5 in accordance with the terms thereof.

         (g) ADDITIONAL TIME TO CURE BREACHES. To the extent that a breach is not cured by the breaching party within the specified time as provided herein, such time period shall be deemed extended automatically for a reasonable time
(i) if the breach is reasonably subject to being cured within a reasonable time,
(ii) the breaching party is diligently and vigorously in good faith pursuing a reasonable cure, and (iii) the non-breaching party is not being materially damaged or subjected to unreasonable risk as a result of this extension. This automatic extension shall terminate in the event that it becomes clear that the breach cannot be cured within a reasonable time or if the breaching party ceases to perform as set forth in (ii) above.

         (h) TERMINATION BY DEATH. This Agreement shall automatically terminate upon the death of Executive. In such event, all compensation and benefits due under this Agreement shall terminate on Executive's death, except for benefits (such as life insurance or stock options) specified in separate written agreements or plans.

         (i) EFFECT OF TERMINATION ON VESTED BENEFITS. Notwithstanding anything contained in this Agreement, Executive's termination of employment shall not affect the Bank's (or any Bank affiliate's) liability for the payment of vested benefits pursuant to individual contracts, plans or arrangements, or pursuant to state or federal law, requiring the payment of such benefits.


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         (j) EFFECT OF BANK'S FAILURE TO MAKE PAYMENTS. In the event that the
Bank fails to make any payment hereunder within ten days of the due date thereof, then unless such payment is less than $1,000.00 in the aggregate with all other late payments then outstanding, the Executive is authorized to seek immediate payment of all amounts due hereunder by accelerating the due date thereof and the Executive shall, if any payment is not made within thirty (30) days of the due date there and such payment is more than $1,000.00 in the aggregate with all other late payments then outstanding, the Executive can on ten days notice terminate his noncompetition obligations under this Agreement unless the breach or violation is cured within such ten day period.

         (k) EFFECT OF FORMATION OF A PARENT COMPANY. In the event that a parent bank holding company (referred to elsewhere herein as a "Parent Company") is formed for the Bank, this Agreement shall be deemed to be an obligation of the Parent Company as well as the Bank and the Parent Company shall, on demand by the Executive, join in this Agreement in writing.

         8. NONDISCLOSURE. During the term of his employment hereunder, or at any time thereafter, the Executive shall not disclose or use (except in the course of his employment hereunder) any confidential or proprietary information or data of the Bank or any of its subsidiaries or affiliates regardless of whether such information or data is embodied in writing or other physical form. Of course, the Executive's knowledge and skills obtained during employment shall remain his alone.

         9. NONCOMPETITION.

         (a) PARTICIPATION IN A COMPETING BUSINESS. Except as otherwise expressly provided in this Agreement, during the Term or any Extended Term and for one year after termination of the Executive's employment (such one year being the "Post-Term Period") (regardless of whether the Executive's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), the Executive will not become involved with a Competing Business (as defined below) or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that the Executive may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (even if such entity is a Competing Business).

         The Executive's noncompetition obligations for the Post-Term Period will not apply if (1) the Executive's employment during the Term or any Extended Term is terminated without a cause described in Section 7(a), (2) the Executive terminates his employment during the Term or any Extended Term for a cause described in subsection 7(b) or subsection 7(j), or (3) the Bank or its successor declines to employ the Executive after expiration of the Term or any Extended Term except that the Bank may extend the noncompetition period as provided in Section 7(e). (The salary and benefits for any such six-month extended period shall be the then-current Base Salary adjusted for inflation in accordance with subsection 5(a).)

         (b) NO SOLICITATION. During the Term or any Extended Term and the Post-Term Period (regardless of whether the Executive's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) the Executive will not directly or indirectly solicit or attempt to solicit (1) any employees located in Davidson County in the State of Tennessee, or in any other county or counties in Tennessee in which the Bank or an affiliate of the Bank maintains an office during the Executive's employment (the "Counties") of the Bank or any affiliate of the Bank, to leave their employment or (2) any customers located in any of the Counties of the Bank or any affiliate of the Bank to remove their business from the Bank or any affiliate of the Bank, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by


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
any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. The Executive's non-solicitation obligations shall in all events be the same as for any noncompetition period (including the period specified in Section 7(e)).

         (c) EMPLOYMENT OUTSIDE THE COUNTIES. Nothing in this Agreement prevents the Executive from accepting employment from a Competing Business, after termination of the Executive's employment, outside the Counties, as long as the Executive will not, either directly or indirectly, (a) act as an employee or other representative or agent of the Competing Business within the Counties or
(b) have any responsibilities for the Competing Business' operations within the Counties.

         (d) COMPETING BUSINESS. "Competing Business" means any financial institution or trust company that competes with, or will compete in any of the Counties with, the Bank or any affiliate of the Bank. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

         (e) EXECUTIVE ACKNOWLEDGMENT. The Executive specifically acknowledges and agrees that the foregoing restrictions on competition with the Bank will not prevent the Executive from obtaining gainful employment following his termination of employment with the Bank, and is a reasonable restriction upon the Executive's ability to compete with the Bank, given the economic benefits offered the Executive under this Agreement.

         (f) EQUITABLE RELIEF. The Executive acknowledges that the breach or threatened breach of any of the provisions of this Section 9 of this Agreement will cause immediate irreparable harm to the Bank and cannot be adequately compensated by the payment of damages. Accordingly, the Executive covenants and agrees that the Bank, in addition to any other rights or remedies which it may have, will be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from breaching or threatening to breach any of the provisions of this Section without posting bond or other surety. Such right to obtain injunctive relief may be exercised at the option of the Bank in addition to, concurrently with, prior to, after, or in lieu of the exercise of any other rights or remedies which the Bank may have as a result of such breach or threatened breach.

         (g) SUMMARY OF TERMS. By way of clarification of the noncompetition and Termination Payment provisions of this Agreement, the parties agree that:

         (i) If the Executive resigns without cause, the Executive shall not be entitled to the Termination Payment but he shall be subject to the noncompetition provisions of this Section 9.

         (ii) If the Executive is properly terminated by the Bank for cause, the Executive shall not be entitled to the Termination Payment but he shall be subject to the noncompetition provisions of this Section 9.

         (iii) If there is a Change in Control and the Executive resigns within six months after the effective date thereof (or, if there is no clear cut effective date, then from the date that the Executive notifies the Bank that he believes that there has been a Change in Control), the Executive shall be entitled to the Termination Payment but he shall not be subject to the noncompetition provisions of this Section 9.

         (iv) If the Executive resigns for cause attributable to the Bank or any Parent Company, including the cause described in subsection (j) of Section 7, or if the Executive is terminated by the Bank or any Parent Company in a Non-Cause Termination, the Executive shall be entitled to the Termination Payment but he shall not be subject to the


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                  noncompetition provisions of this Section 9.

         (v) If either party gives notice that this Agreement will not be renewed at the end of the then- current term, then the Bank may extend the operation of the noncompetition provision as set forth in subsection (e) of Section 7. Otherwise, the noncompetition provisions shall expire on the date that the then current Term (or Extended Term) expires.

         10. INDEMNIFICATION. The Bank shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him in connection with the defense of, or as a result of any action or proceeding (or appeal therefrom) in which he is made (or threatened to be made) a party by reason of the fact that he is or was an officer or director of the Bank, regardless of whether such action or proceeding is one brought by or in the right of the Bank, or to procure a judgment in its favor. The Bank further agrees that the Executive is or shall continue to be covered and insured up to the maximum limits provided by all insurance maintained by the Bank to indemnify its officers and directors (and the Bank in connection therewith), and that the Bank will use its reasonable best efforts to maintain such insurance in not less than its present limits throughout the term of the Executive's employment hereunder. The Bank hereby warrants and represents that the undertakings of this Section 10 are not in conflict with its charter or by-laws, or any other validly existing agreement of the Bank.

         11. WITHHOLDING. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Bank hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Bank may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

         12. NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Bank:          Capital Bank and Trust Company
                               Attn:  Chairman of the Personnel Committee of the
                                      Board Of Directors
                               1820 West End Avenue
                               Nashville, Tennessee 37203

         To the Executive:     R. Rick Hart
                               916 Chancery Lane
                               Nashville, Tennessee 37205



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
         13. SUCCESSORS; BINDING AGREEMENT. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by agreement in the form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall constitute a Non-Cause Termination of the Executive by the Bank for the purposes of subsection 7(d). For purposes of this Agreement, "Bank" shall mean the Bank as defined above, and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisee and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there be no such designee, to the Executive's estate.

         14. MODIFICATION, WAIVER OR DISCHARGE. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and an authorized representative of the Bank. No waiver by either party hereto at anytime of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Executive or the Bank may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Bank, or under any established personnel practice or policy applicable to the Executive.

         15. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee.

         16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

         17. DISPUTE RESOLUTION. In the event of any dispute, claim, questions or disagreement arising from or relating to this Agreement or the breach thereof ("Dispute"), the parties hereto shall use their best efforts to resolve the Dispute in a manner satisfactory to both parties through consultation and negotiation with each other in good faith. If the Dispute cannot be resolved through direct negotiations within a period of sixty (60) days, the parties agree to attempt to settle the Dispute in an amicable manner by mediation before resorting to arbitration. Thereafter, any unresolved Dispute shall be resolved by arbitration. Any mediation or arbitration hereunder shall be conducted in Nashville, Tennessee, in accordance with the Commercial Mediation Rules or the Commercial Arbitration Rules, respectively, of the American Arbitration Association ("Association"), as in effect at the time of the mediation or arbitration. Unless the parties agree otherwise, such mediation or arbitration shall also be conducted under the auspices of, and


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
administered by, the Association. If arbitration is used, and if the amount in controversy (including both claims and counterclaims) exceeds $50,000, then either party may demand (within 90 days after the case is initially opened by the Association) that the case be assigned to a panel of three neutral arbitrators who may act in all cases by absolute majority of three). The arbitrator(s) may award actual but not punitive damages and may award attorneys fees, discretionary costs (as that term is understood under the Federal Rules of Civil Procedure), and other expenses as the arbitrator(s) shall deem just and appropriate. Limited deposition and document production discovery shall be permitted. The arbitrator(s) shall issue the award or decision not later than 300 days after the Association first receives a demand for arbitration. Judgment under any award may be entered by any Court of competent jurisdiction under the Tennessee Arbitration Act, as the same shall be amended from time to time.

         18. MISCELLANEOUS.

         (a) NO RIGHT OF SET-OFF, RECOUPMENT, ETC. There shall be no right of set-off, recoupment or counterclaim, in respect of any claim, debt or obligation against any payments to the Executive, his beneficiaries or estates provided for in this Agreement.

         (b) NO ADEQUATE REMEDY AT LAW. The Bank and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Bank and the Executive hereby agree and consent that the other shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

         (c) NON-ASSIGNABILITY. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Executive's estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

         (d) CAPTIONS AND SECTION HEADINGS. Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         (e) ACTION BY THE BOARD. As used in this Agreement, the concept of "action" by the Board of Directors means any lawful resolution or action of the Board of the Bank as to which at least an absolute majority of the Directors (other than the Executive) join.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.




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
         20. GOOD FAITH AND FAIR DEALING. The parties shall deal with each other fairly and in good faith.

         IN WITNESS WHEREOF, the Executive and the Bank (by action of its duly authorized officers) have executed this Agreement on the date first above written.

ATTEST:         CAPITAL BANK AND TRUST COMPANY

                By:     /s/ Michael D. Shmerling, Director
                   --------------------------------------------------
                        (Authorized Representative)

                EXECUTIVE:

                        /s/ R. Rick Hart
                -----------------------------------------------------
                        R. RICK HART




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